Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on January 27, 2023) pertaining to the 2022 Employee Stock Purchase Plan of Forestar Group Inc. of our reports dated November 17, 2022, with respect to the consolidated financial statements of Forestar Group Inc. and the effectiveness of internal control over financial reporting of Forestar Group Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Fort Worth, Texas January 27, 2023